This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933

THE UBS OMNIBUS STOCK PLAN
Dated as of 3 November 2000, as amended as of 26 November 2007

[Note: This Plan was assumed by UBS Group AG on November 26, 2014.]

Table of Contents

THE UBS OMNIBUS STOCK PLAN

ARTICLE I

GENERAL

1.1 Purpose

The purpose of the UBS Omnibus Stock Plan is to attract, retain and motivate officers, directors, employees (including prospective employees), consultants and others who may perform services for UBS, to compensate them for their contributions to the long-term growth and profits of UBS, and to encourage them to acquire a proprietary interest in the success of UBS.

1.2 Definitions of Certain Terms

1.2.1 "Award" means an award made pursuant to the Plan, including awards granted under any of the Subplans.

1.2.2 "Award Agreement" means the written document by which each Award is evidenced.

1.2.3 "Board" means the Board of Directors of UBS AG.

1.2.4 "Certificate" means a stock certificate (or other appropriate document or evidence of ownership) representing Ordinary Shares of UBS AG.

1.2.5 "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the applicable rulings and regulations thereunder.

1.2.6 "Committee" means the Compensation Committee of the Board of UBS AG, or with respect to any Subplan and the Awards granted thereunder, any other person, committee or group as may be designated to administer the Subplan as provided in the Subplan document.

1.2.7 "Employment" means a grantee's performance of services for UBS, as determined by the Committee. The terms "employee" and "employed" shall have their correlative meanings.

1.2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the applicable rules and regulations thereunder.

1.2.9 "Fair Market Value" means, with respect to an Ordinary Share on any day, the fair market value as determined in accordance with a valuation methodology approved by the Committee.

1.2.10 "Option" means a stock option granted under the Plan.

1.2.11 "Ordinary Shares" means the Ordinary Shares of UBS AG, with a par value of CHF 0.10 per share.

1.2.12 "Plan" means The UBS Omnibus Stock Plan, as described herein and as hereafter amended from time to time, together with each Subplan.

1.2.13 "Subplan" means any equity incentive arrangement that is designated as a Subplan of this Plan.

1.2.14 "UBS" means UBS AG and its subsidiaries and affiliates.

1.3 Administration

1.3.1 Subject to Section 1.3.4, the Plan shall be administered by the Committee.

1.3.2 Except as otherwise provided in a Subplan, the Committee shall have complete control over the administration of the Plan and shall have the authority in its discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan and any Subplan, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the grantee of any Award are adversely affected, unless otherwise provided in such grantee's Subplan or Award Agreement), (g) unless otherwise provided in a Subplan or Award Agreement, amend any outstanding Subplan or Award Agreement in any respect, whether or not the rights of the grantee of such Award are adversely affected, including, without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised, waive or amend any goals, restrictions or conditions set forth in such Subplan or Award Agreement, or impose new goals, restrictions and conditions, or reflect a change in the grantee's circumstances (e.g., a change to part-time employment status), or to permit UBS to utilize the pooling-of-interests accounting method, (h) delegate any of its authority to, including but not limited to the authority to administer and amend the Plan, to any other person, committee or group and (i) determine whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Ordinary Shares, other securities, other Awards or other property, (B) exercised or (C) canceled, forfeited or suspended, (2) Ordinary Shares, other securities, other Awards or other property, and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee thereof or of the Committee and (3) Awards may be settled by UBS AG, any of its subsidiaries or affiliates or any of its or their designees.

1.3.3 Actions of the Committee may be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Subplan shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any person who is not a member of the Committee any of its administrative responsibilities.

1.3.4 No member of the Board or the Committee or any employee of UBS shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder. Each such person shall be indemnified and held harmless by UBS against and from any loss, cost, liability, or expense that may be imposed upon or incurred by such person in connection with or resulting from any action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan or any Subplan and against and from any and all amounts paid by such person, with UBS' approval, in settlement thereof, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided that UBS shall have the right, at its own expense, to assume and defend the same. The foregoing right of indemnification shall not be available to a person to the extent that a final judgment or other final adjudication binding upon such person establishes that the acts or omissions of such person giving rise to the indemnification claim resulted from such person's bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under UBS' Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that UBS may have to indemnify such persons or hold them harmless.

1.4 Persons Eligible for Awards

Awards under the Plan may be made to such officers, directors, employees (including prospective employees), consultants and other individuals who may perform services for UBS, as the Committee may select.

1.5 Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) Options, (b) stock appreciation rights, (c) dividend equivalent rights, (d) restricted stock, (e) restricted stock units and (f) other equity-based or equity-related Awards which the Committee determines to be consistent with the purpose of the Plan and any applicable Subplan and the interests of UBS.

1.6 Shares Available for Awards

1.6.1 Ordinary Shares may be delivered pursuant to Awards granted under the Plan. If, after the effective date of the Plan, any Award is forfeited or otherwise terminates or is canceled without the delivery of Ordinary Shares, Ordinary Shares are surrendered or withheld from any Award to satisfy a grantee's income tax or other withholding obligations, or Ordinary Shares owned by a grantee are tendered to pay the exercise price of any Award granted under the Plan, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares surrendered, withheld or tendered shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Ordinary Shares which may be delivered pursuant to Awards may be Ordinary Shares purchased on the market, authorized but unissued Ordinary Shares or authorized and issued Ordinary Shares held in UBS' treasury or otherwise acquired for the purposes of the Plan.

1.6.2 *Adjustments*. Except as otherwise provided in a Subplan, the Committee shall have the authority to adjust equitably (including, without limitation, by payment of cash) the terms of any outstanding Awards (including, without limitation, the number of Ordinary Shares covered by each outstanding Award, the type of property to which the Award is subject and the exercise or strike price of any Award), in such manner as it deems appropriate in its sole discretion to preserve the benefits or potential benefits intended to be made available to grantees of Awards, for any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, spin-off, split-up, combination or reclassification of the Ordinary Shares, or any other event the Committee determines in its sole discretion affects the capitalization of UBS, including any extraordinary dividend or distribution.

1.6.3 Except as provided in this Section 1.6, or any applicable Subplan, or under the terms of any applicable Award Agreement, there shall be no limit on the number or the value of Ordinary Shares that may be subject to Awards to any individual under the Plan.

1.6.4 There shall be no limit on the amount of cash, securities (other than Ordinary Shares as provided in this Section 1.6) or other property that may be delivered pursuant to any Award.

ARTICLE II

AWARDS UNDER THE PLAN

2.1 Agreements Evidencing Awards

Each Award granted under the Plan shall be evidenced by a notification, Award Agreement or other document which shall contain such provisions and conditions as the Committee deems appropriate. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or a Subplan or any award granted under any other UBS plan. By accepting an Award pursuant to the Plan, a grantee thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan, the applicable Subplan and the applicable Award Agreement.

2.2 No Rights as a Shareholder

No grantee of an Award shall have any of the rights of a shareholder of UBS with respect to shares subject to such Award until the delivery of such shares and the entry of the grantee in the shareholder register of UBS. Except as otherwise provided in Section 1.6.2, or in an applicable Subplan no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Ordinary Shares, other securities or other property) for which the record date is prior to the date such shares are delivered.

2.3 Grant of Options and Stock Appreciation Rights

The Committee may grant (a) Options to purchase Ordinary Shares from UBS and (b) stock appreciation rights, in such amounts and subject to such terms and conditions as the Committee may determine.

2.4 Exercise of Options and Stock Appreciation Rights

2.4.1 Any acceptance by the Committee of an optionee's written notice of exercise of an Option shall be conditioned upon payment for the shares being purchased. Such payment may be made in cash or by such other method as the Committee may from time to time prescribe.

2.4.2 After receiving payment from the optionee of the full Option exercise price, or after receiving notice from the grantee of the exercise of a stock appreciation right for which payment will be made by UBS partly or entirely in Ordinary Shares, UBS shall, subject to the provisions of the Plan, the applicable Subplan or any Award Agreement, deliver the Ordinary Shares.

2.5 Grant of Restricted Stock

The Committee may grant or offer for sale restricted Ordinary Shares in such amounts and subject to such terms and conditions as the Committee shall determine. Upon the delivery of such shares and the entry of the grantee in the shareholder register of UBS, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the applicable Subplan. In the event that a Certificate is issued in respect of restricted Ordinary Shares, such Certificate may be registered in the name of the grantee but shall be held by UBS or its designated agent until the time the restrictions lapse.

2.6 Grant of Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee shall determine. A grantee of a restricted stock unit will have only the rights of a general unsecured creditor of UBS until delivery of Ordinary Shares, cash or other securities or property is made as specified in the applicable Subplan. On the delivery date, the grantee of each restricted stock unit not previously forfeited shall receive one Ordinary Share, or cash, securities or other property equal in value to an Ordinary Share or a combination thereof, as specified by the Committee.

2.7 Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related Awards (including the grant or offer for sale of unrestricted Ordinary Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may entail the transfer of actual Ordinary Shares to Plan participants, or payment in cash or otherwise of amounts based on the value of Ordinary Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.8 Grant of Dividend Equivalent Rights

The Committee may include in any Subplan with respect to any Award a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the Ordinary Shares covered by such Award if such shares had been delivered pursuant to such Award. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of UBS until payment of such amounts is made as specified in the applicable Subplan. In the event such a provision is included in a Subplan, the Committee shall determine whether such payments shall be made in cash, in Ordinary Shares or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

ARTICLE III

MISCELLANEOUS

3.1 Amendment of the Plan

3.1.1 Unless otherwise provided in an applicable Subplan, the Committee may from time to time suspend, discontinue, revise or amend the Plan or applicable Subplan in any respect whatsoever, including in any manner that adversely affects the rights, duties or obligations of any grantee of an Award.

3.1.2 Unless otherwise determined by the Committee, shareholder approval of any suspension, discontinuance, revision or amendment shall be obtained only to the extent necessary to comply with any applicable law, rule or regulation.

3.2 Tax Withholding

3.2.1 As a condition to the delivery of any Ordinary Shares pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of UBS or any of its subsidiaries or affiliates relating to an Award (including, without limitation, U.S. FICA tax), (a) UBS may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a grantee whether or not pursuant to the Plan or (b) the Committee shall be entitled to require that the grantee remit cash to UBS AG or any of its subsidiaries or affiliates (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of UBS to satisfy such withholding obligation.

3.2.2 If the event giving rise to the withholding obligation involves a transfer of Ordinary Shares, then, unless the applicable Subplan provides otherwise, at the discretion of the Committee, the grantee may satisfy the withholding obligation described under Section 3.2.1 by electing to have UBS withhold Ordinary Shares (which withholding, unless otherwise provided in the applicable Subplan, will be at a rate not in excess of the statutory minimum rate) or by tendering previously owned Ordinary Shares, in each case having a Fair Market Value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules). For this purpose, except as otherwise

provided in a Subplan, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and UBS may cause any fractional share amount to be settled in cash).

3.3 Required Consents and Legends

3.3.1 If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Ordinary Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop order against any legended shares.

3.3.2 The term "consent" as used herein with respect to any plan action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a plan action by any governmental or other regulatory body or any stock exchange or self-regulatory agency and (d) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require UBS to list, register or qualify the Ordinary Shares on any securities exchange.

3.4 Nonassignability

Except to the extent otherwise expressly provided in the applicable Subplan, no Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) shall be exercisable during the life of the grantee only by the grantee or the grantee's legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a grantee to transfer any Award to any person or entity that the Committee so determines. Any assignment in violation of the provisions of this Section 3.4 shall be void. All of the terms and conditions of this Plan and any applicable Subplan shall be binding upon any such permitted successors and assigns.

3.5 Change in Control

3.5.1 The Committee may provide in any applicable Subplan for provisions relating to a "change in control" of UBS or any of its subsidiaries or affiliates (as such term is defined by the Committee in any such Subplan), including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding Awards.

3.5.2 Unless otherwise provided in the applicable Subplan, in the event of a merger, consolidation, mandatory share exchange or other similar business combination of UBS with or into any other entity ("successor entity") or any transaction in which another person or entity acquires all of the issued and outstanding Ordinary Shares of UBS, or all or substantially all of the assets of UBS, outstanding Awards may be assumed or an equivalent Award may be substituted by such successor entity or a parent or subsidiary of such successor entity.

3.6 Right of Discharge Reserved; Forfeiture

Nothing in the Plan or in any Subplan shall confer upon any grantee the right to continued Employment by UBS or affect any right which UBS may have to terminate such Employment. Awards may be forfeited in connection with a grantee's termination of Employment or for such other reason as set forth in a Subplan.

3.7 Nature of Payments

3.7.1 Any and all grants of Awards and deliveries of Ordinary Shares, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for UBS by the grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to an employee.

3.7.2 All such grants and deliveries shall constitute a special discretionary incentive payment to the grantee and shall not be required to be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of UBS or under any agreement with the grantee, unless UBS specifically provides otherwise.

3.8 Non-Uniform Determinations

The Committee's determinations under the Plan, any Subplan or Award Agreements need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Subplans, and to enter into non-uniform and selective Subplan, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a grantee's Employment has been terminated for purposes of the Plan.

3.9 Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict UBS from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.10 Plan Headings

The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.11 Date of Adoption and Term of Plan

The Plan was adopted by the Board on 26 November, 2007 but did not require approval and was not approved, by the stockholders of UBS AG. The Plan is of indefinite duration, continuing until it is terminated. The Board reserves the right to terminate the Plan at any time; provided, however, that all Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Subplan.

3.12 Severability; Entire Agreement

If any of the provisions of this Plan, any Subplan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provision is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any applicable Subplan contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.13 No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Subplan nor any Award Agreement shall confer on any person other than UBS and the grantee of any Award any rights or remedies thereunder.

3.14 Successors and Assigns of UBS

The terms of this Plan shall be binding upon and inure to the benefit of UBS and its successors and assigns.

3.15 Plan Information

The Plan is not a qualified Plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.